UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 21, 2009

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 21, 2009, Antargaz, a wholly owned French subsidiary of UGI Corporation (the "Registrant"), received a Statement of Objections from France's Autorité de la concurrence ("Competition Authority") with respect to the previously disclosed investigation of Antargaz by the Competition Authority and France's General Division of Competition, Consumption and Fraud Punishment initiated in 2005. A Statement of Objections ("Statement") is a part of French competition proceedings and generally follows an investigation under French competition laws. The Statement alleges that Antargaz engaged in certain anti-competitive practices in violation of French and European Union civil laws (anti-competition) related to the packaged LPG (i.e., cylinder) market during the period from 1999 through 2004. The alleged violations occurred principally during periods prior to March 31, 2004, when the Registrant first obtained a controlling interest in Antargaz. Antargaz is reviewing the evidence supporting the allegations contained in the Statement and intends to vigorously defend itself.

Based on an assessment of the information contained in the Statement, the Registrant has recorded a reserve of approximately $10 million in its third fiscal quarter related to this matter. The final resolution could result in payment of a significantly different amount. The Registrant is unable to predict the timing of the final resolution of this matter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

July 27, 2009	By:	Peter Kelly

Name: Peter Kelly
Title: Vice President-Finance and Chief Financial Officer